Exhibit 32

Written Statement of
Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Laboratory Corporation of America Holdings (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

     (a)  the Form 10-K of the Company for the Period Ended December 31, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DAVID P. KING
David P. King
Chief Executive Officer
March 1, 2011

By:	/s/ WILLIAM B. HAYES
William B. Hayes
Chief Financial Officer
March 1, 2011